Plan Document - Supplemental Executive Retirement Plan

Exhibit 10.4

THE NASDAQ STOCK MARKET, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of November 1, 2003

Plan Document - Supplemental Executive Retirement Plan

THE NASDAQ STOCK MARKET, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

i

Plan Document - Supplemental Executive Retirement Plan

8.3 No Assignment	16
8.4 Incapacity	16
8.5 Successors and Assigns	16
8.6 Governing Law	16
8.7 No Guarantee of Employment	16
8.8 Severability	16
8.9 Notification of Addresses	17
8.10 Bonding	17
8.11 Headings	17
8.12 Adoption of Plan by Other Employers	17
8.13 Indemnity	17
8.14 Tax Withholding	17

ii

Plan Document - Supplemental Executive Retirement Plan

THE NASDAQ STOCK MARKET, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I

GENERAL

1.1	Effective Date. Except as otherwise provided in the Plan, the provisions of the Plan shall be effective as of November 1, 2003. The rights, if any, of any person whose status as an employee of an Employer has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

The rights of any person who terminated employment with an Employer prior to October 31, 2003, shall be determined under the terms of the National Association of Securities Dealers, Inc. Supplemental Executive Retirement Plan (the “NASD SERP”) as in effect on such date.

1.2	Purpose. The purpose of the Plan is to attract, retain and encourage the productive efforts of a select group of senior executives who render valuable services to an Employer that constitute an important contribution toward the Company’s continued growth and success by providing supplemental retirement income to such designated executives and their beneficiaries.

1.3	Scope. The Plan is intended to be (and shall be construed and administered as) an “employee pension benefit plan” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is unfunded and maintained by the Company to provide retirement benefits to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

1.4	Source of Funds. The obligation of the Company to make payments under the Plan constitutes nothing more than an unsecured promise of the Company to make such payments; any property of an Employer that may be set aside for the payment of benefits under the Plan shall, in the event of the Company’s or an Employer’s bankruptcy or insolvency, remain subject to the claims of the Company’s and an Employer’s general creditors until such property is distributed in accordance with Article IV (Retirement Benefits) and/or Article V (Death Benefits) hereof.

Plan Document - Supplemental Executive Retirement Plan

ARTICLE II

DEFINITIONS AND USAGE

2.1	Definitions. Wherever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning:

(a) “Actual Accrued Benefit” means, as of any date, the Participant’s accrued benefit under the Pension Plan expressed as a single life annuity (payable monthly) commencing at his or her Normal Retirement Date.

(b) “Actuarial Equivalent” means the actuarial equivalent value determined by using the interest rate and mortality assumptions that would be applicable under the Pension Plan as of the date such assumptions are utilized under the Plan.

(c) “Base Compensation” means compensation as defined under the Pension Plan for purposes of determining a Participant’s Actual Accrued Benefit; provided, however, that compensation shall be determined without regard to the compensation limit set forth in Section 401(a)(17) of the Code, as adjusted to reflect cost-of-living increases by the Secretary of the Treasury or his or her delegate from time to time under such Code section.

(d) “Beneficiary” means with respect to a Participant, the beneficiary entitled to receive any benefits due such Participant under the Pension Plan upon his or her death.

(e) “Benefit Commencement Date” means the date a Participant begins to receive payment of his or her retirement benefit from the Pension Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Career Average Compensation” means Career Average Compensation as defined in the Pension Plan (but taking into account Compensation as defined in this Plan); provided, however, that a Participant shall not be deemed to be paid Incentive Compensation for purposes of determining his or her Compensation while on an authorized leave of absence or away from active employment pursuant to the Selective Service Act or similar act, except to the extent required by law. Subject to the limitation in the preceding sentence, a Disabled Participant shall be deemed to receive Compensation during his or her Disability Period at the same rate that such Compensation was received at the time his or her disability was incurred.

Plan Document - Supplemental Executive Retirement Plan

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder. A reference to any section of the Code shall also be deemed to refer to any successor statutory provision.

(i) “Company” means the Nasdaq Stock Market, Inc. and any successor thereto.

(j) “Compensation” means Base Compensation, but for purposes of determining Compensation, Base Compensation shall be deemed to include one-third ( 1/3s) of a Participant’s Incentive Compensation earned during the “determination period.”

For purposes of determining a Participant’s Career Average Compensation, the “determination period” for Incentive Compensation (i) for a Participant who has a Termination of Employment on or after November 1, 2003, but prior to January 1, 2009 shall be the five (5) consecutive Plan Years ending on the December 31st that coincides with or precedes the Participant’s Termination of Employment; and (ii) for a Participant who has a Termination of Employment on or after January 1, 2009 shall be the period beginning on the later of (x) January 1, 2004 or (y) the date such Participant first became an employee of an Employer, and ending on his or her Termination of Employment.

For purposes of the Plan, annual Incentive Compensation shall be attributed to the Plan Year in which the services giving rise to such compensation were performed, rather than the Plan Year in which the Participant actually receives such Incentive Compensation.

(k) “Death Benefit” means the benefit, if any, a Participant’s Beneficiary is entitled to receive following the death of such Participant pursuant to Article VI hereof.

(l) “Disabled Participant” means a Participant (i) eligible to receive payments under an Employer’s long-term disability program, regardless of whether such Participant is in fact covered by such program or (ii) who is otherwise considered “disabled” as such term is defined in an employment agreement entered into by and between such Participant and an Employer.

(m) “Disability Period” means the period that commences with the date as of which the Participant becomes a Disabled Participant and ceases with the earliest of the following dates: (i) the date as of which the Participant would cease to receive disability benefits under an Employer’s long-term disability program, if such Participant were covered by such program; (ii) the date as of which the Participant ceases to have a disability within the meaning of an Employer’s long-term disability program or within

Plan Document - Supplemental Executive Retirement Plan

the meaning of such term as set forth in an employment agreement entered into by and between the Participant and an Employer; (iii) the date as of which the Participant is considered by the SERP Committee to have refused to furnish proof that he or she continues to have a disability within the meaning of an Employer’s long-term disability program; and (iv) the death of the Participant.

(n) “Early Retirement Benefit” means the benefit provided in accordance with Section 4.4 hereof. Such benefit shall be expressed as a single life annuity (payable monthly), provided that the actual payment of the Early Retirement Benefit under the Plan shall be made in a form determined under Section 4.6 and 4.7 hereof.

(o) “Employer” means the Company and any other entity which adopts the Plan for the benefit of a select group of its management or highly compensated employees in accordance with Section 8.12 hereof.

(p) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder. A reference to any section of ERISA shall also be deemed to refer to any successor statutory provision.

(q) “Executive Participant” means a Participant who is a Chairman and/or Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer, or Executive Vice President of an Employer or any other Participant that the Management Compensation Committee deems in its sole discretion to be an Executive Participant.

(r) “Incentive Compensation” means the annual payment earned by a Participant under the Nasdaq Corporate Incentive Plan or the Executive Corporate Incentive Plan or any successor bonus plan or arrangement maintained or sponsored by an Employer.

(s) “Management Compensation Committee” means the Management Compensation Committee of the Board or any other committee of the Board authorized by the Board to act as the Management Compensation Committee.

(t) “Normal Retirement Age” means age sixty-five (65), except that in the case of an employee who becomes a Participant after his or her sixtieth (60th) birthday, it shall mean the tenth (10th) anniversary of the date he or she became an employee of an Employer.

(u) “Normal Retirement Benefit” means the benefit provided in accordance with Section 4.3 hereof. Such benefit shall be expressed as a single life annuity (payable monthly), provided that the actual payment of the Normal Retirement Benefit under the Plan shall be made in a form determined under Section 4.6 and 4.7 hereof.

Plan Document - Supplemental Executive Retirement Plan

(v) “Normal Retirement Date” means the later (a) of the first day of the first month following the month in which a Participant attains Normal Retirement Age or (b) the Participant’s Benefit Commencement Date.

(w) “Participant” means an employee of an Employer who has been designated as a Participant by the Management Compensation Committee pursuant to Section 3.1 hereof and continues to be entitled to benefits under the Plan.

(x) “Pension Plan” means the NASD Employees Retirement Plan or any other qualified defined benefit pension plan in which the Company participates or that is maintained or sponsored by the Company, in each case as designated by the Company.

(y) “Plan” means the Nasdaq Stock Market, Inc. Supplemental Executive Retirement Plan.

(z) “Plan Benefit Commencement Date” means the date a Participant begins to receive payment of his or her Early Retirement Benefit or Normal Retirement Benefit in accordance with Article IV.

(aa) “Plan Year” means the calendar year.

(bb) “Preretirement Survivor’s Benefit” means the Death Benefit payable to a Beneficiary under Section 5.1 hereof.

(cc) “Primary Social Security Benefit” means primary social security benefit as defined in the Pension Plan.

(dd) “Retirement Benefit” means the Normal Retirement Benefit or Early Retirement Benefit provided in accordance with Section 4.3 or 4.4 hereof. Such benefit shall be expressed as a single life annuity (payable monthly), provided that actual payment of the Retirement Benefits under this Plan shall be made in a form determined under Sections 4.6 and 4.7 hereof.

(ee) “Senior Participant” means a Participant who is a Senior Vice President or any other Participant that the Management Compensation Committee deems in its sole discretion to be a Senior Participant.

(ff) “SERP Committee” means the Nasdaq Stock Market, Inc. SERP Committee, whose members shall be appointed by the Management Compensation Committee pursuant to Article VI hereof.

(gg) “Service” means service as defined in the Pension Plan for purposes of determining a Participant’s accrued benefit thereunder. In

Plan Document - Supplemental Executive Retirement Plan

addition to Service credited under the preceding sentence, a Disabled Participant shall be credited with Service equal to such Participant’s Disability Period.

(hh) “Termination of Employment” means termination of employment as defined in the Pension Plan, provided that for purposes of Article IV hereof, a Disabled Participant shall not be treated as having had a Termination of Employment during his or her Disability Period.

2.2	Usage. Except where otherwise indicated by the context, the definition of any term herein in the singular shall also include the plural and vice versa.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1	Eligibility. Employees who are designated as Participants pursuant to Section 3.2 hereof must be members of a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

3.2	Participation. Subject only to the restriction provided in Section 3.1 hereof, the Management Compensation Committee shall be the sole judge in determining who shall be eligible to be a Participant, and accordingly, shall from time to time designate the Participants in the Plan. Participation shall be evidenced by a written instrument (which may, but need not, form part of an agreement between the employee and an Employer) signed on behalf of an Employer.

3.3	Special Provisions. The Management Compensation Committee may, with respect to any Participant it designates pursuant to Section 3.2 hereof, establish any special provision(s) with respect to the Plan that will be incorporated herein by reference and that supplement or override otherwise applicable provisions of this Plan; provided; however that such special provisions must be reduced to writing and executed on behalf of an Employer and approved by specific resolution of the Management Compensation Committee. Notwithstanding the foregoing, any agreement entered into by and between the Company and an executive who was a participant in the NASD SERP on October 31, 2003, which contained special provisions with respect to the NASD SERP shall be applied to the Plan as if such agreement were intended to supplement or override the otherwise applicable provisions of this Plan.

Plan Document - Supplemental Executive Retirement Plan

ARTICLE IV

SUPPLEMENTAL RETIREMENT BENEFIT

4.1	Eligibility for Retirement Benefits.

(a) Each Participant whose benefit under the Plan has vested, pursuant to Section 4.2 hereof, shall be eligible for a Normal Retirement Benefit as provided under Section 4.3 hereof commencing at his or her Normal Retirement Date.

(b) Each Participant whose benefit under the Plan has vested, pursuant to Section 4.2 hereof, and whose Plan Benefit Commencement Date is prior to his or her Normal Retirement Date shall be eligible for an Early Retirement Benefit as provided in Section 4.4 hereof.

4.2	Vesting. Subject only to Section 1.4 hereof, from and after the date on which a Participant attains age 55 and completes ten (10) years of Service, the right of such Participant to receive his or her Retirement Benefit shall at all times thereafter be fully vested and nonforfeitable. Accordingly, a Participant who has a Termination of Employment prior to attaining age 55 and completing ten (10) years of Service shall not be entitled to a Retirement Benefit.

4.3	Normal Retirement Benefit.

(a) Executive Participants. The monthly Normal Retirement Benefit of an Executive Participant commencing at his or her Normal Retirement Date shall be equal to sixty percent (60%) of his or her Career Average Compensation, multiplied by a fraction, the numerator of which is the Participant’s number of days of Service, and the denominator of which is three thousand six hundred and fifty (3,650) and, after such multiplication, reduced by his or her Actual Accrued Benefit. If the fraction provided in the prior sentence shall be greater than one (1), the fraction shall be deemed to equal one (1). Accordingly, each Executive Participant’s Normal Retirement Benefit shall accrue at a rate of six percent (6%) per year of Service.

(b) Senior Participants. The monthly Normal Retirement Benefit of a Senior Participant commencing at his or her Normal Retirement Date shall be equal to sixty percent (60%) of his or her Career Average Compensation, multiplied by a fraction, the numerator of which is the Participant’s number of days of Service, and the denominator of which is five thousand four hundred and seventy-five (5,475) and, after such multiplication, reduced by both his or her Actual Accrued Benefit and his or her Primary Social Security Benefit. If the fraction provided in the prior sentence shall be greater than one (1), the fraction shall be deemed to equal one (1). Accordingly, each Senior Participant’s Normal Retirement Benefit shall accrue at a rate of four percent (4%) per year of Service.

Plan Document - Supplemental Executive Retirement Plan

(c) For purposes of the Plan, the Actual Accrued Benefit shall be determined as of the Plan Benefit Commencement Date, provided that in the sole and absolute discretion of the SERP Committee (except in the case of a Participant who is a member of the SERP Committee, in which event such discretion shall rest in the Management Compensation Committee), the determination shall be made as of the date that is not more than 30 days before such Plan Benefit Commencement Date.

4.4	Early Retirement.

(a) Executive Participants. The monthly Early Retirement Benefit of an Executive Participant who elects to receive an Early Retirement Benefit rather than a Normal Retirement Benefit and whose Plan Benefit Commencement Date is before his or her Normal Retirement Date shall be computed as follows:

(i)	first, such Participant’s Normal Retirement Benefit shall be determined pursuant to Section 4.3(a) hereof, but without reduction for his or her Actual Accrued Benefit;

(ii)

second, the amount determined in (i) of this Section 4.4(a) shall be reduced by  1/4 of 1% for each month by which such Participant’s Plan Benefit Commencement Date precedes the first day of the first calendar month after the calendar month in which such Participant attains age 62; and

(iii)	third, the amount determined in (ii) of this Section 4.4(a) shall be further reduced by the single life annuity (payable monthly) commencing on such Participant’s Plan Benefit Commencement Date to which the Participant is entitled under the Pension Plan.

(b) Senior Participants. The monthly Early Retirement Benefit of a Senior Participant who elects to receive an Early Retirement Benefit rather than a Normal Retirement Benefit and whose Plan Benefit Commencement Date is before his or her Normal Retirement Date shall be computed as follows:

(i)	first, such Participant’s Normal Retirement Benefit shall be determined pursuant to Section 4.3(b) hereof, but without reduction for his or her Actual Accrued Benefit, and without reduction for his or her Primary Social Security Benefit;

Plan Document - Supplemental Executive Retirement Plan

(ii)

second, the amount determined in (i) of this Section 4.4(b) shall be reduced by  1/4 of 1% for each month by which such Participant’s Plan Commencement Date precedes the first date of the first calendar month after the calendar month in which such Participant attains age 62; and

(iii)

third, the amount determined in (ii) of this Section 4.4(b) shall be further reduced by the sum of (x) the single life annuity (payable monthly) commencing on such Participant’s Plan Benefit Commencement Date to which the Participant is entitled under the Pension Plan, and (y) the single life annuity (payable monthly) commencing on such Participant’s Plan Benefit Commencement Date that is equal to the Participant’s Social Security Benefit reduced by  1/4 of 1% for each month by which his or her Plan Benefit Commencement Date precedes the first day of the first calendar month after the calendar month in which the Participant attains age 62.

(c) If a Participant elects to receive an Early Retirement Benefit, such Participant’s Retirement Benefit shall be determined without regard to all Plan provisions relating to Disabled Participants and Disability Periods.

4.5	Time of Payment. The payment of a Participant’s benefits under this Article IV shall commence on the Participant’s Benefit Commencement Date.

4.6	Form of Payment. The normal form of payment of the Participant’s Retirement Benefit shall be the form in which his or her Actual Accrued Benefit is payable under the Pension Plan. Retirement Benefits that are paid (other than as a single life annuity) shall be the Actuarial Equivalent of (i) the Participant’s Normal Retirement Benefit determined pursuant to Section 4.3 hereof commencing at the Participant’s Normal Retirement Date, or (ii) in the case of a Participant who elects an Early Retirement Benefit such Participant’s Early Retirement Benefit computed in accordance with Section 4.4 hereof.

4.7

Optional Forms of Payment. As soon as practicable following the designation of an employee as a Participant in accordance with Section 3.2 hereof, the SERP Committee shall provide to each such Participant a form pursuant to which he or she may elect to receive his or her Retirement Benefit in one of the optional forms of payment permitted under the Pension Plan. Each Participant shall file his or her election, if any, with the SERP Committee as soon as practicable thereafter. Each Participant shall be permitted to revoke such election and make a new election on a form prescribed by the SERP Committee at any time and from time to time; provided; however that the last such election on file with the SERP Committee, or its designee shall become irrevocable no later than one (1) year prior to such Participant’s Plan

Plan Document - Supplemental Executive Retirement Plan

Benefit Commencement Date. Retirement Benefits paid in such other form shall be the Actuarial Equivalent of (i) the Participant’s Normal Retirement Benefit determined pursuant to Section 4.3 hereof commencing at the Participant’s Normal Retirement Date, or (ii) in the case of a Participant who elects an Early Retirement Benefit, such Participant’s Early Retirement Benefit computed in accordance with Section 4.4 hereof.

4.8	Rehiring Terminated Participants. Notwithstanding anything in this Article IV to the contrary, in the event that a Participant has a Termination of Employment, and then again becomes a Participant pursuant to Article III, such individual shall be credited with the amount of Service he or she had earned as of the date of his or her Termination of Employment under the rules applicable to the Pension Plan. Notwithstanding the preceding sentence, a retired Participant shall not be credited with such prior Service except to the extent that the Employer provides for such credit in a designation made pursuant to Section 3.3 hereof. In the event of the rehiring of a former Participant, if such Participant’s Retirement Benefits are in pay status, such benefits shall be suspended in the manner described in Article 7 of the Pension Plan. In the event a former Participant who has previously received his or her Retirement Benefit in the form of a lump sum is rehired pursuant to this Section 4.8, any further Retirement Benefit to be paid to such Participant following his or her next Termination of Employment shall be offset by the Actuarial Equivalent of the lump sum benefit previously paid to such Participant.

ARTICLE V

DEATH BENEFITS

5.1	Preretirement Survivor’s Benefit. If a Participant dies prior to his or her Plan Benefit Commencement Date, the following provisions shall apply in lieu of Section 4.3 or 4.4 hereof, as applicable.

(a) Executive Participants.

(i)

If an Executive Participant dies before his or her Plan Benefit Commencement Date and such Participant (x) is employed by an Employer at the time of his or her death, or (y) his or her Retirement Benefit has vested in accordance with Section 4.2 hereof, then the Beneficiary of such Participant shall be entitled to a benefit equal to three (3) times such Participant’s most recent annual Base Compensation as of the date of death, payable without interest in equal monthly installments over ten (10) years beginning with the month immediately

Plan Document - Supplemental Executive Retirement Plan

following the death of such Participant. If the Beneficiary does not live to receive all 120 installments, then such installments shall continue to the Beneficiary’s designated beneficiary (or to his or her estate if there is no designated beneficiary) until all 120 payments have been made.

(ii)	If a Participant that is employed by an Employer dies while so employed and before attaining three thousand six hundred and fifty (3,650) days of Service, the monthly benefit payable under paragraph (i) shall be reduced so that it bears the same relationship to the monthly benefit determined without regard to this paragraph (ii) as the Participant’s number of days of Service bears to three thousand six hundred and fifty (3,650).

(b) Senior Participants.

(i)	If a Senior Participant dies before his or her Plan Benefit Commencement Date and such Participant (x) is employed by an Employer at the time of his or her death, or (y) his or her Retirement Benefit has vested in accordance with Section 4.2 hereof, then the Beneficiary of such Participant shall be entitled to a benefit equal to fifty percent (50%) of such Participant’s most recent annual Base Compensation as of the date of death, payable without interest in equal monthly installments over ten (10) years beginning with the month immediately following the death of such Participant. If the Beneficiary does not live to receive all 120 installments, then such installments shall continue to the Beneficiary’s designated beneficiary (or to his or her estate if there is no designated beneficiary) until all 120 payments have been made.

(ii)	If a Participant that is employed by an Employer dies while so employed and before attaining five thousand four hundred and seventy-five (5,475) days of Service, the monthly benefit payable under paragraph (i) shall be reduced so that it bears the same relationship to the monthly benefit determined without regard to this paragraph (ii) as the Participant’s number of days of Service bears to five thousand four hundred and seventy-five (5,475).

5.2	Post-Retirement Survivor’s Benefit. If an Executive Participant or a Senior Participant dies after his or her Plan Benefit Commencement Date, the form

Plan Document - Supplemental Executive Retirement Plan

of payment of the Retirement Benefit selected pursuant to Article IV shall determine the entitlement of a Beneficiary to any Retirement Benefit payable to such Beneficiary. Such benefit will be determined under the terms and conditions of the Pension Plan.

ARTICLE VI

ADMINISTRATION

6.1	Administration Generally. This Section 6.1 is subject in its entirety to the provisions of Section 6.2 hereof. The SERP Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The SERP Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations, including finding facts necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the SERP Committee deems necessary and desirable to carry the Plan into effect. The powers and duties of the SERP Committee shall include, without limitation, the following:

(a) Determining the amount of benefits payable to Participants and authorizing and directing an Employer with respect to the payment of benefits under the Plan; provided, however, that no individual SERP Committee member may be in anyway involved in such determination with respect to his or her benefits or rights, if any, under the Plan;

(b) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and

(c) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

Any action taken or determination made by the SERP Committee must be taken by a majority of the SERP Committee members and shall be conclusive on all parties.

6.2

Limitation on the SERP Committee’s Authority. No member of the SERP Committee shall vote on any matter relating specifically to such member of the SERP Committee. In the event that a majority of the members of the SERP Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as all other

Plan Document - Supplemental Executive Retirement Plan

Participants in the Plan), such action shall be taken by the Management Compensation Committee. Notwithstanding anything in this Article VI to the contrary, the Management Compensation Committee maintains the full and complete authority and discretion to designate employees to become Participants in the Plan pursuant to Section 3.2 hereof, and to review any matter in its sole and complete discretion which it determines may specifically affect the benefits or rights under the Plan of any member of the SERP Committee. The Management Compensation Committee maintains sole and complete authority to appoint and remove members of the SERP Committee for any reason.

6.3	Delegation. The SERP Committee is authorized to designate a person or person as the “Administrator” of the Plan, and to delegate to the Administrator such duties and responsibilities with respect to the Plan as may, in the discretion of the SERP Committee, be appropriate; provided, however, that the SERP Committee may not delegate any power or authority reserved for the Management Compensation Committee.

6.4	Fees. No fees or compensation shall be paid to any member of the SERP Committee for his or her service on the SERP Committee.

ARTICLE VII

CLAIMS PROCEDURE

7.1	Provision of Benefits. It shall not be necessary for any Participant or Beneficiary entitled to receive a Retirement Benefit or Death Benefit, as applicable to file a claim under the Plan in order to receive such benefit; provided, however that a Participant who has not filed an election to receive his or her Retirement Benefit in an optional form in accordance with Section 4.7 hereof shall receive his or her Retirement Benefit in accordance with Section 4.6 hereof. Within sixty (60) days (or at such other time as the SERP Committee may determine) following a Participant’s Termination of Employment, he or she shall receive a statement setting forth his or her Retirement Benefit and rights under the Plan, if any, and such other information as the SERP Committee deems reasonable and appropriate. Within sixty (60) days following the death of a Participant, his or her Beneficiary shall receive a notice of such Beneficiary’s rights, if any, to a Death Benefit hereunder and such other information as the SERP Committee deems reasonable and appropriate.

7.2

Claims Review. The SERP Committee shall establish procedures for filing claims for benefits and for the appeal and review of claims for benefits which have been denied. If any person claiming benefits under the Plan is denied benefits by the SERP Committee, no later than 90 days after the receipt of

Plan Document - Supplemental Executive Retirement Plan

his or her claim by the SERP Committee (or within 180 days if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances is given to such person within the initial 90-day period), the claimant shall be furnished with written notification from the SERP Committee stating: (i) the specific reason(s) for the denial; (ii) specific references to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and the reason why such material or information is necessary; and (iv) the procedure for submitting his or her claim for review.

In the event a claimant’s claim is denied, a claimant may request a review of his or her claim by the SERP Committee. Such request must be made by the claimant in writing within 90 days after receipt of notice that his or her claim has been rejected by the SERP Committee. Within 60 days after filing such request, the claimant, at the discretion of the SERP Committee, may be granted a hearing. The SERP Committee shall advise the claimant in writing of the disposition of his or her appeal within 60 days (or within 120 days if special circumstances require an extension of time for processing the request, such as an election by the SERP Committee to hold a hearing, and if written notice of such extension and circumstances are given to such person within the initial 60-day period after the request for a review of the claim is first received by the SERP Committee), and shall give specific reasons for its decision and specific references to the pertinent Plan provisions on which the decision is based.

Notwithstanding anything herein to the contrary, for all purposes of this Section 7.2, in the event the claimant is a member of the SERP Committee, the Management Compensation Committee shall serve as the committee reviewing such claim in accordance with the procedures provided in this Section 7.2 and the SERP Committee shall have no authority to review such claim.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1	Amendment.

(a) The Company retains the right to amend the Plan in any respect (including retroactively) to the maximum extent permitted by law, which right includes the right to terminate any Participant’s participation in the Plan in any manner (including retroactively) to the maximum extent permitted by law. Notwithstanding the foregoing, no such amendment may reduce a Participant’s Retirement Benefit commencing at the Participant’s Normal

Plan Document - Supplemental Executive Retirement Plan

Retirement Date or a Beneficiary’s Preretirement Survivor’s Benefit below the amount to which the Participant or his or her Beneficiary would be entitled (if any) if, immediately before the amendment is adopted, such Participant had a Termination of Employment. For this purpose, the amount of a Beneficiary’s Retirement Benefit commencing at the Participant’s Normal Retirement Date or of a Beneficiary’s Preretirement Survivor’s Benefit that may not be reduced by a plan amendment shall be determined as if, immediately before the amendment is adopted, the Participant had had a Termination of Employment for all purposes (including, for example and without limitation, determining such Participant’s Career Average Compensation and Base Compensation and determining eligibility for a Preretirement Survivor’s Benefit); provided, however, that such Participant’s Actual Accrued Benefit and Primary Social Security Benefit shall be determined without regard to such deemed Termination of Employment.

(b) Any amendment to the Plan described in subsection (a) shall be binding on all Employers, Participants, Beneficiaries, and other persons.

8.2	Termination.

(a) The Company reserves the right to terminate the Plan at any time (including retroactively) to the maximum extent permitted by law. Notwithstanding the foregoing, no termination shall, without the consent of the Participant, reduce a Participant’s Retirement Benefit commencing at the Participant’s Normal Retirement Date or a Beneficiary’s Preretirement Survivor’s Benefit below the amount to which the Participant or his or her Beneficiary would be entitled (if any) if, immediately before the amendment terminating the Plan is adopted, such Participant had a Termination of Employment. For this purpose, the amount of a Participant’s Retirement Benefit commencing at the Participant’s Normal Retirement Date or of a Beneficiary’s Preretirement Survivor’s Benefit that may not be reduced by a plan amendment shall be determined as if, immediately before the amendment terminating the Plan is adopted, the Participant had a Termination of Employment for all purposes (including, for example and without limitation, determining such Participant’s Career Average Compensation and Base Compensation and determining eligibility for a Preretirement Survivor’s Benefit); provided, however, that such Participant’s Actual Accrued Benefit and Primary Social Security Benefit shall be determined without regard to such deemed Termination of Employment.

(b) Any termination of the Plan described in subsection (a) shall be binding on all Employers, Participants, Beneficiaries, and other persons.

(c) The participation of an Employer in the Plan may be terminated at any time by such Employer with respect to employees of such Employer. Notice of such termination shall be given to the affected Participants and the Company, and such termination of participation shall be deemed an

Plan Document - Supplemental Executive Retirement Plan

amendment pursuant to Section 8.1 hereof. Upon any such termination, the Plan shall be deemed to be amended to reflect all necessary and appropriate changes to the Plan.

8.3	No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage, or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payment of any debts, judgments, alimony, or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency, or otherwise. This Section 8.3 shall prohibit the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant or Beneficiary pursuant to a domestic relations order, unless the order is one that would be a qualified domestic relations order within the meaning of section 414(p) of the Code if Section 414(p) applied to the Plan (“deemed qualified domestic relations order”). Notwithstanding the foregoing, a payment under a deemed qualified domestic relations order may commence at any time set forth in the order, provided that such time is not later than the date on which the amount would otherwise be payable to the Participant under the Plan.

8.4	Incapacity. If any person to whom a benefit is payable under the Plan is an infant or if the SERP Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the SERP Committee may cause the payments becoming due to such person to be made to another for his or her benefit. Payments made pursuant to this Section 8.4 shall, as to such payment, operate as a complete discharge of the Plan, each Employer, and the SERP Committee.

8.5	Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of each Employer, its respective successors and assigns, and the Participant and his or her beneficiaries, heirs, legal representatives, and assigns.

8.6	Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of New York, to the extent not preempted by the provisions of ERISA.

8.7	No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Employer or to give any Participant any equity or other interest in the assets, business, or affairs of the Employer. No Participant hereunder shall have a security interest in assets of any Employer used to make contributions or pay benefits.

8.8	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Plan Document - Supplemental Executive Retirement Plan

8.9	Notification of Addresses. Each Participant shall file with the Company, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement, or notice addressed to the last post office address filed with the Company shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Company nor any Employer shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary.

8.10	Bonding. The SERP Committee and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

8.11	Headings. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not be dispositive or controlling in construction of the provisions hereof.

8.12	Adoption of Plan by Other Employers. This Plan may be adopted by any entity through an adoption agreement signed by the Company and by such entity.

8.13	Indemnity. To the extent permitted by law, the Employers shall and do hereby jointly and severally indemnify and hold harmless any of their officers and employees, any member of their governing bodies, and each member of the SERP Committee, from any and all claims, demands, suits, or proceedings, for liability, loss, damage, penalty, or tax (including payment of legal fees and expenses in connection with defense against same) brought by any Participant, Beneficiary, or any other person, corporation, governmental agency, or other entity, arising from any act or failure to act which constitutes or is alleged to constitute a breach of such individual’s responsibilities under any law; provided, however, that such indemnification shall not apply to any willful misconduct, willful failure to act, or gross negligence. Reasonable expenses incurred in defending any such claim, demand, suit, or proceeding shall be paid by the Employers in advance of a final disposition of such claim, demand, suit, or proceeding, upon presentation therefore by a person who would be entitled to indemnification under the prior sentence. An Employer shall have the right to control any controversy where the Employer is required to indemnify any individual under the provisions of this Section. It is contemplated that the Employers may, if they so desire, purchase insurance to cover their potential liability hereunder.

8.14	Tax Withholding. To the extent required by law, the Employer shall withhold from payouts hereunder, any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required.